ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

First Midwest Bancorp, Inc.

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
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CUSIP			XXXXXX XX X
Holder ID			XXXXXXXXXX
Insurance Value			1,000,000.00
Number of Shares			123456
DTC	12345678		123456789012345
Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

COMMON STOCK

PAR VALUE $0.01
Per Share

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX

Certificate Number
ZQ00000000

First Midwest Bancorp, Inc.

Shares
000000****************
000000**************
****000000****************
*****000000***************
******000000**************

FIRST MIDWEST BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 320867 10 4

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
FIRST MIDWEST BANCORP, INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent. Witness the seal of the Corporation and the signatures of its duly authorized officers.

President

Secretary

FIRST MIDWEST BANCORP, INC. CORPORATE SEAL DELAWARE

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

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FIRST MIDWEST BANCORP, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement, dated as of November 15, 1995 (as such may be amended from time to time, the "Rights Agreement"), between First Midwest Bancorp, Inc. (the "Company") and First Midwest Bank, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefor.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- ....Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act.......... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- ....Custodian (until age ....) (Cust)
			..........under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ____________________ hereby sell, assign and transfer unto [ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________

____ Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: ______________________________ 20 __________

Signature: ______________________________

Signature: ______________________________

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.

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